UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Information required in Proxy Statement Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Soliciting Material Pursuant to ss.240.14a-12

RENT-A-CENTER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Introductory Note

Rent-A-Center, Inc. (the “Company” or “RCII”) prepared, displayed and distributed a video to its employees/coworkers regarding updates on the Company’s business and matters relating to the Company’s upcoming 2017 Annual Meeting of Stockholders. The script of that video is set out below.

RCII Coworker Video Script – Update on Business & Annual Meeting

•	Hello team!

•	As May comes to an end and we head into the summer months, I wanted to reach out and thank all of you for what you’re doing – day in and day out – to help us transform Rent-A-Center.

•	It is your hard work and dedication that will help shape us into an even better company for the long term.

•	As you all know, since the end of 2016, our Board of Directors and management have been implementing important initiatives to strengthen our business.

•	For example, we are working to:

o	Enhance the focus on our customers by providing a clearer path to product ownership in both the core and ANow
o	Optimizing our inventory mix by increasing the amount of better/best products that our customers want;
o	Reducing employee turnover by adding back full-time positions and providing enhanced training; and
o	Lower delinquency rates by improving account management.
o	And strengthening our Partner relationships in ANow.

•	I’m pleased to say that these actions are already generating improved key performance results, including significantly improved same-store sales and reductions in delinquencies.

•	We are confident that continuing to execute this strategic plan will create value for all of our stakeholders and return Rent-A-Center to its position as the industry leader.

•	In fact, when you look at the company that we are today versus the company we were just a few months ago, the success of our strategy is clear.

•	As you may be aware, our 2017 Annual Stockholder Meeting is around the corner on June 8th.

•	You likely saw that, over the past several months a Rent-A-Center stockholder, Engaged Capital, has waged a campaign to replace three members of our Board of Directors with three of its own hand-picked nominees.

•	Our Board, which is composed of a majority of independent directors, has played a critical role in our success by overseeing the development and execution of our strategy.

•	Let me assure you that the entire Board is committed to acting in the best interests of the Company and ALL of our stockholders.

•	Ultimately, our Board has concluded that if Engaged Capital’s nominees are elected, they could undo a lot of the progress that you have helped us achieve over the past few months.

•	Your Board recommends that, for those of you who are stockholders, you support Rent-A-Center’s ongoing success by voting on the white proxy card for Jeff Jackson, Len Roberts, and myself.

•	Your vote counts, no matter how many or how few shares you own.

•	If you have any questions about the voting process, you can call Okapi, the firm that is helping us with the Annual Meeting at 877-259-6290 / the number on the screen [NUMBER ON THE SCREEN]].

•	We have so much to be proud of, yet we have more work to do to ensure the future of Rent-A-Center remains bright.

•	By focusing on our core values and continuing to deliver the products and services our customers expect from us, we will return Rent-A-Center to an industry leader and create greater opportunities for all of us.

•	Thank you again for your support and dedication to Rent-A-Center and go vote the White proxy card in support of your current Board of Directors.

Forward-Looking Statements

This communication and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company’s actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company’s business segments; the Company’s chief executive officer and chief financial officer transitions, including the Company’s ability to effectively operate and execute its strategies during the interim period and difficulties or delays in identifying and/or attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company’s store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company’s new store information management system, and its transition to more-readily scalable, “cloud-based” solutions; the Company’s ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company’s supply chain; limitations of, or disruptions in, the Company’s distribution network; rapid inflation or deflation in the prices of the Company’s products; the Company’s ability to execute and the effectiveness of a store consolidation, including the Company’s ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company’s information technology and other networks and the Company’s ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Rent-A-Center’s 2017 Annual Meeting. On April 27, 2017, the Company filed its definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting. The Company’s stockholders are strongly encouraged to read the Proxy Statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information. Additional information regarding the identity of participants, and their direct or indirect interests (by security holdings or otherwise) is set forth in the Proxy Statement. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at the Company’s website at www.rentacenter.com, by contacting the Company’s Investor Relations at 972-801-1100 or by contacting the Company’s proxy solicitor, Okapi Partners LLC, toll free at 1-877-259-6290.